John Hancock Advisers, LLC 601 Congress Street Boston, MA 02210
September 13, 2011
To the Trustees of John Hancock Funds
601 Congress Street Boston, MA 02210
Re: Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice
With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to contractually waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C and Appendix D hereto.
2. The Adviser agrees to voluntarily waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix E and Appendix F hereto.
3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours, JOHN HANCOCK ADVISERS, LLC
By:	/s/Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/Charles Rizzo Charles Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A
TRUSTS and Funds
JOHN HANCOCK BOND TRUST
Government Income Fund
High Yield Fund
Investment Grade Bond Fund
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
California Tax-Free Income Fund
JOHN HANCOCK CAPITAL SERIES
Classic Value Fund
U. S. Global Leaders Growth Fund
JOHN HANCOCK CURRENT INTEREST
Money Market Fund
JOHN HANCOCK INVESTMENT TRUST
Balanced Fund
Global Opportunities Fund
Large Cap Equity Fund
Small Cap Intrinsic Value Fund
Sovereign Investors Fund
JOHN HANCOCK INVESTMENT TRUST II
Financial Industries Fund
Regional Bank Fund
Small Cap Equity Fund
JOHN HANCOCK INVESTMENT TRUST III
Greater China Opportunities Fund
JOHN HANCOCK MUNICIPAL SECURITIES TRUST
High Yield Municipal Bond Fund
Tax-Free Bond Fund
JOHN HANCOCK SERIES TRUST
Mid Cap Equity Fund
JOHN HANCOCK SOVEREIGN BOND FUND
Bond Fund
JOHN HANCOCK STRATEGIC SERIES
Strategic Income Fund
JOHN HANCOCK TAX-EXEMPT SERIES FUND
Massachusetts Tax-Free Income Fund
New York Tax-Free Income Fund

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APPENDIX B
Fund Level Contractual Expense Limitations
For purposes of the first part of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.
The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit
None
For purposes of the second part of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I and Class R6* shares by 0.05% of the Fund’s average daily net assets. These fee waivers and/or expense reimbursements expire on September 30, 2012, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.
*	At the September 11-13, 2011 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board ratified, the fee waiver and/or expense reimbursement for Class R6 shares of Bond Fund with an expiration date of September 30, 2012, effective as of August 30, 2011.

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APPENDIX C
Class Level Contractual Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.
The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

									Expiration
	Classes								Date of
Fund	A	B	C	I	R1	R3	R4	R5	Expense Limit
Balanced Fund	N/A	N/A	N/A	N/A	1.63%	1.53%	1.23%	0.93%	2/29/2012
Classic Value Fund	1.33%	2.08%	2.08%	0.94%	1.83%	1.73%	1.43%	1.13%	2/29/2012
Financial Industries Fund	1.50%	2.20%	2.20%	1.02%	N/A	N/A	N/A	N/A	2/29/2012
Greater China Opportunities Fund	N/A	N/A	N/A	1.53%	N/A	N/A	N/A	N/A	2/29/2012
Large Cap Equity Fund	N/A	N/A	N/A	N/A	1.61%	1.51%	1.21%	0.91%	2/29/2012
Mid Cap Equity Fund	1.45%	2.15%	2.15%	0.99%	N/A	N/A	N/A	N/A	2/29/2012
Small Cap Equity Fund	1.64%	2.34%	2.34%	1.09%	N/A	N/A	N/A	N/A	2/29/2012
U.S. Global Leaders Growth Fund	1.30%	2.05%	2.05%	0.85%	N/A	N/A	N/A	N/A	2/29/2012
Government Income Fund	1.09%	1.84%	1.84%	N/A	N/A	N/A	N/A	N/A	9/30/2012	[1]

[1]	At the June 5-7, 2011 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and expense reimbursement arrangements for Government Income Fund to September 30, 2012, effective upon the current expiration date of September 30, 2011.

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									Expiration
	Classes								Date of
Fund	A	B	C	I	R1	R3	R4	R5	Expense Limit
Investment Grade Bond Fund	0.98%	1.73%	1.73%	0.67%[2]	N/A	N/A	N/A	N/A	9/30/2012	[2]
Massachusetts Tax-Free Income Fund	0.95%	1.65%	1.65%	N/A	N/A	N/A	N/A	N/A	9/30/2011
New York Tax-Free Income Fund	0.94%	1.64%	1.64%	N/A	N/A	N/A	N/A	N/A	9/30/2011
Strategic Income Fund	N/A	N/A	N/A	N/A	1.23%	1.13%	0.83%	0.53%	9/30/2011

		Expiration
	Class	Date of
Fund	R6	Expense Limit
Balanced Fund	0.74%	2/28/2013	[3]
Bond Fund	0.57%	9/30/2012	[3]
Classic Value Fund	0.92%	2/28/2013	[3]
Global Opportunities Fund	1.10%	2/28/2013	[3]
High Yield Fund	0.65%	9/30/2012	[3]
Large Cap Equity Fund	0.75%	2/28/2013	[3]
Small Cap Equity Fund	0.89%	2/28/2013	[3]
Small Cap Intrinsic Value Fund	1.10%	2/28/2013	[3]
Sovereign Investors Fund	0.75%	2/28/2013	[3]
Strategic Income Fund	0.48%	9/30/2012	[3]
U.S. Global Leaders Growth Fund	0.85%	2/28/2013	[3]

[2]	At the June 5-7, 2011 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2012) for Class A, Class B, Class C and Class I shares and the increase of the Expense Limit of the fee waiver and expense reimbursement arrangement of Class I shares of Investment Grade Bond Fund (from 0.57% to 0.67%), effective upon the current expiration date of September 30, 2011.

[3]	At the September 11-13, 2011 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board ratified, the fee waiver and/or expense reimbursement of Class R6 shares of the Funds with the respective expiration dates listed above, each effective as of August 30, 2011.

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APPENDIX D
Fund Level Contractual Investment Management Fee Waivers
The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets. The limitation will continue until at least July 31, 2012.
The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.55% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2012.**

**	At the June 5-7, 2011 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the management fee limitation to September 30, 2012, effective upon the current expiration date of September 30, 2011.

D-1

APPENDIX E
Fund Level Voluntary Limit on Total Operating Expenses
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.
The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

		Expiration Date of
Fund	Annual Expense Limit	Expense Limit*
Mid Cap Equity Fund	0.95%	Voluntary
U.S. Global Leaders Growth Fund	0.82%	Voluntary

*	These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

E-1

APPENDIX F
Class Level Voluntary Limit on Total Operating Expenses
For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

F-1